UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 10, 2022

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of William B. Noble, Group Managing Director

On October 10, 2022, the Compensation Committee of WD-40 Company’s Board of Directors approved certain changes to the compensation arrangements of William B. Noble, a named executive officer, in connection with his promotion to Group Managing Director and additional responsibilities that he will undertake, the effective date of which is November 1, 2022.

Such arrangements include the following: (i) an increase of 10% in annual base salary from $326,067 to $358,674; (ii) a retention-based equity award of 649 restricted stock units (“RSUs”) under the 2016 Stock Incentive Plan; (iii) a long-term performance-based equity award of 649 market share units (“MSUs”), the determination of whether such award will vest will not occur until October 2025; and (iv) a short-term performance-based equity award of 1,138 performance share units (“PSUs”) that is tied to WD-40 Company exceeding its fiscal year 2023 maximum performance goals, which, if exceeded, would result in the issuance of restricted common stock in October 2023. Mr. Noble’s annual opportunity for non-equity incentive plan compensation of up to 110% of annual base salary remains unchanged. He will also continue to receive benefits at the same general level that he has received as disclosed in the last Proxy Statement, which was filed on November 3, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: October 14, 2022	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev
Vice President, General Counsel &
Corporate Secretary